EXHIBIT 10.6.3

April 22, 1996




Mr. Angelo R. Appierto
23 Ashley Court
Jamesburg, NJ 08831

Dear Angelo:

The purpose of this letter is to set forth certain terms and conditions which will constitute an amendment to your executive employment agreement dated as of March 1, 1994, as amended July 1, 1995 and October 13, 1995 (collectively the "Employment Agreement"). Capitalized term, not otherwise defined herein, shall have the meaning ascribed to them in the Employment Agreement.

The parties do hereby acknowledge that Whitehall Financial Group, Inc. together with certain other affiliated and non-affiliated parties, filed a Form 13D with the Securities and Exchange Commission on or about February 5, 1996 (such filing together with amendments subsequently filed thereto and another 13D filed by PCG Management, Inc. and Gary Winnick in connection therewith referred to as the "Bennett Transfer Filings").Without admitting or denying that the Bennett Transfer Filings or the transactions reflected therein (collectively the "Transactions") constitute a "Change in Control" as contemplated by your Employment Agreement; the parties hereto agree that a Change in Control shallnot be deemed to have occurred with respect to the Bennett Transfer Filings or the Transactions and no payment shall be deemed owed to the Executive by the Company as a result thereof unless and until:
    i. The Executive shall voluntarilyterminate his employment prior to June 30, 1996 or

   ii   The Company shall terminate the Executive's employment without cause on or before June 30, 1997.

In either of the two events described above, the Company shall pay to the Executive the payment (herein the "Change in control Payment") to which they would have been entitled had the Transactions been deemed to constitute a Change in Control under the terms of the Employment
Agreement.

   In all other respects, the Employment Agreement shall remain in full force and effect unmodified, except in accordance with the provisions hereof.

  If this letter correctly sets forth the understanding of the Company and the Executive, please indicate your acceptance of the above stated terms and conditions by executing a copy of this letter and returning it to the Company.

                                   Very truly yours,

                                   THE AEGIS CONSUMER
FUNDING GROUP, INC.




By:________________________________
                                             Gary D.
Peiffer
                                             Vice
Chairman




By:__________________________________
                                             Angelo R.
Appierto
                                             Executive